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                                                                   Exhibit 10.33



AN AGREEMENT made the 9th day of February, 1994,

BETWEEN:       CAYMAN WATER COMPANY LIMITED, a Cayman company
               ("CWC")

AND:           WIDAR LTD., carrying on business as RADISSON
               RESORT GRAND CAYMAN ("the Consumer")

THE PARTIES AGREE that:

1. CWC will supply potable water by pipe to the Customer's property known as "The Radisson Hotel" ("the Property") on the terms and conditions specified in this Agreement and in the Schedule.

2. For the purpose of this Agreement, the Customer is deemed to be the owner or his agent of the Property to which CWC is to supply water. The consumer must settle bills of account for the supply of water within the prescribed periods.

3. CWC must supply one main meter to the Property in accordance with clause 8. The Consumer may supply and install individual meters approved by CWC within the Property. CWC will bill the Customer and it will be the Customer's responsibility to deal with any tenants or guests.

4.       CWC need not supply water if

         (1) the Consumer does not pay the charges payable under this Agreement by the due date or

         (2) there is any deficiency in CWC's source of supply of water due to any contingency affecting its machinery, and works or due to any accidental or other interruption of its water supply.

5. CWC will have such rights of access to the Property as are necessary for constructing, maintaining and operating its water supply BUT it must repair any damage done by its servants or agents in the exercise of those rights of access.

6.       (1)      The Consumer must pay CWC at its offices at P.O. Box 1114,
                  Grand Cayman, for water supplied at the rates specified in the Schedule. The Consumer is also subject to the minimum monthly charges specified in the Schedule.

         (2) The Consumer must pay minimum charges even if it makes no use at all of CWC's water supply




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                  or if it uses less than the specified minimum quantity per month.

7. CWC must supply a minimum of sixty thousand (60,000) United States gallons of water per month. The maximum amount of water that CWC must supply

         (1) in any 24 hour period is ten thousand (10,000) United States gallons; and

         (2) in any calendar month is one hundred eighty thousand (180,000) United States gallons.

         If the Consumer draws more than 10,000 United States gallons in any 24 hour period, or 180,000 United States gallons in any calendar month, CWC may in its discretion disconnect the supply.

8. CWC must furnish, fix and maintain in good repair a meter for determining the quantity of water used by the Consumer. The Consumer must pay the rental specified in the Schedule for the use of the meter, which will remain the property of CWC. If the meter is damaged by the Consumer, its servants, agents or invitees, the Consumer must repair or replace the meter at its expense. CWC will charge the Consumer for water used based on the average water consumption of the previous twelve (12) months when The meter was working, pro rata for the period when the meter was not recording.

9. The Consumer may end this Agreement by a written notice which will be effective only when all money owed by the Consumer to CWC is paid in full.

10. CWC may end this Agreement at any time without notice if any amount due to CWC under this Agreement remains unpaid three (3) days after a demand in writing, addressed to the Customer, has been left at the Property.

11. CWC must lay the necessary water lines to the boundary of the Property at a location to be determined by CWC. The Consumer must pay the cost of connecting the Property to CWC's line. The connections must be made by or under the supervision of an employee of CWC. The Consumer must not interfere with CWC water mains, control valves or meters and must not connect any water pump or other apparatus direct to the water line provided by CWC at any time.

12. All pipes for water supply on the Property must be fitted with screw-down shut-off valves or equivalent at the Consumer's expense.



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13.      CWC may from time to time increase its charges to the extent permitted by its licence from the Cayman Islands Government.

14. The water supply service must be used only by the Consumer or his tenants or guests and must not be re-sold or otherwise supplied to third parties, either within or outside the boundaries of the Property.

15. Notwithstanding that CWC has connected any water supply to a hydrant or sprinkler system on the Property, it is expressly agreed that CWC will be under no obligation to provide water for fire fighting purposes, at any time whatever or under any circumstances, and will not be liable for any damage to the Property whatever caused by fire or any related cause.






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                                    SCHEDULE

                       Seven Mile Beach Service Agreement

                 Minimum water pressure 30 lbs. per square inch.
          Charges are payable on the last day of each calendar month.

WATER TARIFF BASE RATES

Rates apply to amounts for the billing period.

o Water Charges     -        CI$17.45/1000 U.S. gallons plus
                             Energy Adjustment Factor

Minimum Monthly Charge is for 60,000 U.S. gallons

One and one-half percent (1 1/2%) late payment charge will be added after delinquent date.

METER CHARGES

 Size                       Monthly Rental                 Reconnection Fee**
 ----                       --------------                 ------------------

    3/4"                      CI$ 3.50                         CI$ 50.00
  1"                          CI$ 5.00                         CI$ 75.00
  1 1/2"                      CI$ 7.50                         CI$110.00
  2"                          CI$10.00                         CI$150.00
  3"                          CI$15.00                         CI$225.00
  4"                          CI$25.00                         CI$300.00
  6"                          CI$40.00                         CI$350.00

** This charge relates to work completed by CWC employees outside the boundaries of the Property. Any work carried out by CWC employees within the boundaries at the Consumer's request must be charged to the Consumer at cost plus thirty percent (30%). Such work will be undertaken entirely at CWC's discretion and must be previously requested in writing.

PLEASE NOTE:

Under The Water (Production and Supply) Law, 1979 (Law 15 of 1979) whoever unlawfully interferes with CWC's water system or obstructs the execution of any works by an employee of CWC in his duties as such is guilty of an offence, and may be liable to be fined in accordance with provisions of the Law.

SIGNED by the Consumer in         )
the presence of:                  )
                                  )
                                  )            /s/ T.M. Parchment
                                  )            ---------------------------------
                                  )
/s/ Joseph Yung                   )
--------------------------------- )








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SIGNED on behalf of CAYMAN        )         CAYMAN WATER COMPANY LIMITED
WATER COMPANY LIMITED in the      )
presence of:                      )
                                  )
                                  )         Per:  /s/ Sharon Ebanks
                                  )             --------------------------------
                                  )
/s/ T.M. Parchment                )
--------------------------------- )






















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